Exhibit 99.2
News Release

Investor Relations Contact:	Corporate Communications Contact:
Sonia Segovia, IR Coordinator	Abbie Kendall, Principal
PDF Solutions, Inc.	Armstrong Kendall, Inc.
Tel: (408) 938-6491	Tel: (503) 672-4681
Email: sonia.segovia@pdf.com	Email: abbie@akipr.com
PDF Solutions® Provides Financial Outlook For
The First and Second Quarters of Fiscal 2006
     SAN JOSE, Calif.—January 26, 2006—PDF Solutions, Inc. (Nasdaq: PDFS), the leading provider of process-design integration technologies to enhance IC manufacturability, today provided its updated financial outlook for the first and second fiscal quarters ending March 31, 2006 and June 30, 2006, respectively.
     PDF Solutions expects total revenue in the range of $20.5 million to $21.5 million for the first fiscal quarter ending March 31, 2006. Gain share revenue for the first quarter is expected to be in the range of $3.8 million to $4.2 million. On a GAAP basis, net income for the first fiscal quarter of 2006 is projected in a range of $2.3 million to $2.9 million, or $0.08 to $0.10 per diluted share. GAAP net income for the three months ending March 31, 2006 excludes the effects of the adoption of SFAS 123(R), as management is currently finalizing its future impact.
     For the second fiscal quarter ending June 30, 2006, PDF Solutions expects total revenue in the range of $21.8 million to $22.8 million. On a GAAP basis, net income for the second fiscal quarter of 2006 is projected in a range of $2.7 million to $3.2 million, or $0.09 to $0.11 per diluted share. GAAP net income for the three months ending June 30, 2006 excludes the effects of the adoption of SFAS 123(R), as management is currently finalizing its future impact.
     In addition to using GAAP results in evaluating PDF Solutions’ business, management also believes it useful to measure results using a non-GAAP measure of net income, which excludes amortization of stock-based compensation and acquired intangible assets and the effects of the adoption SFAS 123(R). Non-GAAP net income for the first fiscal quarter ending March 31, 2006 is projected in a range of $3.4 million to $3.9 million, or $0.12 to $0.14 per diluted

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share. Non-GAAP net income for the second fiscal quarter ending June 30, 2006 is projected in a range of $3.7 million to $4.3 million, or $0.13 to $0.15 per diluted share.
     As previously announced, PDF will hold a live conference call beginning at 3:00 p.m. Pacific Time/6:00 p.m. Eastern Time today to discuss its fourth quarter 2005 results and financial outlook for the first and second fiscal quarters of 2006. A live webcast of this conference call will be available on PDF Solutions’ website at http://ir.pdf.com/medialist.cfm. A replay of the call will be available at the same website address beginning approximately two hours after completion of the live call. Further, a copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measure, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will be available on the ’s website at http://www.pdf.com/news_archive.phtml following the date of this release.
Effectiveness of Guidance:
The outlook set forth above represents PDF Solutions’ expectations only as of the date of this release, and should not be viewed as a statement about PDF Solutions’ expectations after this date. Although this release will remain available on PDF Solutions’ website, its continued availability does not indicate that PDF Solutions is reaffirming or confirming its continued validity. PDF Solutions does not intend to report on its progress, or provide comments to analysts or investors on, or otherwise, update such guidance until it releases its quarterly results.
Information Regarding Use of Non-GAAP Financial Measures:
In addition to providing guidance that is determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures that exclude the effects of amortization of stock-based compensation and acquired intangible assets. PDF Solutions’ management believes that the presentation of these measures provides useful supplemental information to investors regarding PDF’s operating results. These non-GAAP financial measures are used by management internally to measure the ’s profitability and performance. PDF’s management believes that excluding the effects of amortization of stock-based compensation and acquired intangible assets provides a useful supplemental measure of the ’s ongoing operations in light of the fact that neither category of expense has a current effect on the future uses of cash nor do they have use with regards to the generation of current or future revenues. This non-GAAP guidance should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF has included these non-GAAP measures to give investors an opportunity to see the company’s financial results as viewed by management.
A reconciliation of the non-GAAP financial measures to the comparable GAAP financial measure is provided at the end of this press release.

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About PDF Solutions:
PDF Solutions, Inc. (Nasdaq: PDFS) is the leading provider of process-design integration technologies for manufacturing integrated circuits (ICs). PDF Solutions’ software, methodologies and services enable semiconductor companies to create IC designs that can be more easily manufactured using manufacturing processes that are more capable. By simulating deep sub-micron product and process interactions, the PDF solution offers clients reduced time to market, increased IC yield and performance, and enhanced product reliability and profitability. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Europe and Japan. For more information, visit www.pdf.com.
PDF Solutions® is a registered trademark of PDF Solutions, Inc.
Forward-Looking Statements:
The statements in this press release regarding PDF Solutions’ outlook for its first and second fiscal quarters of 2006, including expected revenue, net income, and net income per share, are forward looking. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: any unforeseen industry changes; difficulties in modifying PDF’s solutions on a timely basis; and changes in the marketplace for our solutions, including the introduction of products or services competitive with PDF Solutions’ products and services. Readers should also refer to the risk disclosures set forth in PDF Solutions’ periodic public filings with the Securities and Exchange Commission, including, without limitation, its annual report on Form 10-K, most recently filed on March 16, 2005, and its quarterly reports on Form 10-Q, most recently filed on November 9, 2005. The forward-looking statements contained in this release are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

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PDF SOLUTIONS, INC.
RECONCILIATION OF PROJECTED GAAP NET INCOME TO PROJECTED
NON-GAAP NET INCOME
(In thousands, except per share data)

	Three Months Ending
PROJECTED RESULTS	March 31, 2006

GAAP(1) net income per share — diluted	$0.08	to	$0.10

GAAP(1) net income	$2,300	to	$2,870

Amortization of acquired intangible assets, net of taxes	1,050		1,050

Non-GAAP net income	$3,350	to	$3,920

Non-GAAP net income per share — diluted.	$0.12	to	$0.14

Weighted average common shares — diluted	28,500		28,500

	Three Months Ending
PROJECTED RESULTS	June, 2006

GAAP(1) net income per share — diluted	$0.09	to	$0.11

GAAP(1) net income	$2,650	to	$3,225

Amortization of acquired intangible assets, net of taxes	1,050		1,050

Non-GAAP net income	$3,700	to	$4,275

Non-GAAP net income per share — diluted.	$0.13	to	$0.15

Weighted average common shares — diluted	29,000		29,000

(1)GAAP net income for the three months ending March 31, 2006 and June 30, 2006 excludes the effects of the adoption of SFAS 123(R), as management is currently finalizing its future impact.

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